Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Envista Holdings Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value	(1)	Other		$		$0.0000870	$0.00
Fees to be Paid	Equity	Preferred Stock, $0.01 par value	(2)	Other				0.0000870	0.00
Fees to be Paid	Debt	Debt Securities	(3)	Other				0.0000870	0.00
Fees to be Paid	Other	Warrants	(4)	Other				0.0000870	0.00
Fees to be Paid	Other	Stock Purchase Contracts	(5)	Other				0.0000870	0.00
Fees to be Paid	Other	Stock Purchase Units	(6)	Other		$		$0.0000870	$0.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Envista Holdings Corporation ("Envista") is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.
(2)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Envista is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.
(3)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Envista is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.
(4)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Envista is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.
(5)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Envista is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.
(6)	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Envista is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Envista will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of any securities offered hereunder.